Exhibit 99.1

DeVry Increases Dividend By 13 Percent

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--November 8, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, announced today at its annual meeting of shareholders that its board of directors approved a 13 percent dividend increase, raising its dividend from $0.30 to $0.34 per share annually. Payable on a semi-annual basis, the next dividend payment of $0.17 will be made on Dec. 19, 2012, to common stockholders of record as of Nov. 30, 2012.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717